UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2023

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

797 Commonwealth Drive, Warrendale, Pennsylvania 15086

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	LMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 17, 2023 (the “Announcement Date”), Limbach Holdings, Inc. (the “Company” or “Limbach”) announced its planned transition succession, pursuant to which Charles (Charlie) A. Bacon, III would step down as President and Chief Executive Officer on March 28, 2023, and Michael M. McCann, the Company’s current Executive Vice President and Chief Operating Officer, will be appointed President and Chief Executive Officer. The Board of Directors of the Company (the “Board”) also voted to increase the Board to eight members and appointed Mr. McCann to fill such vacancy as a Class B member of the Board. There is no arrangement or understanding between Mr. McCann and any other person, other than the Company, pursuant to which he was appointed as a director. Each of these changes set forth above will become effective March 29, 2023 (the “CEO Transition Date”).

In addition, effective as of the Announcement Date, Jay Sharp, the Company’s current Executive Vice President, Regional Manager, will be appointed President of the following Limbach entities: Limbach Company LLC, Limbach Company LP, Jake Marshall LLC and Limbach Facility & Project Solutions LLC. In that role, Mr. Sharp will be responsible for the day-to-day operations of the aforementioned Limbach entities. Nick Angerosa will continue as President of the Limbach entities: Harper Limbach LLC and Harper Limbach Construction LLC, and is responsible for the day-to-day operations of those entities. Effective on the CEO Transition Date, Mr. Sharp and Mr. Angerosa will be principally responsible for the Company’s operations and report to Mr. McCann.

In connection with the announcement of the transition plan, Mr. Bacon also announced his intention to retire from the Board at the Company’s 2023 annual meeting of stockholders. The Company does not believe that Mr. Bacon’s retirement from the Board is caused by any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Mr. McCann to the office of President and Chief Executive Officer and Election as a Director

Mr. McCann, 41, has been the Company’s Executive Vice President and Chief Operating Officer since November 2019, after having been appointed Co-Chief Operating Officer, effective January 2019. Mr. McCann joined the Company in 2010 as Vice President and Branch Manager of Harper’s Tampa business unit. After growing the Tampa business for almost three years, Mr. McCann became President of Harper. His duties included all aspects of the Company’s construction operations, with primary responsibilities including oversight of risk management, sharing of best practices, and development of operational talent. Mr. McCann has a Bachelor of Science in Mechanical Engineering from Worcester Polytechnic Institute and a Master of Business Administration degree from Drexel University. Mr. McCann has over ten years of industry experience and is a Certified Mechanical Contractor in the State of Florida.

In connection with Mr. McCann’s promotion to the office of President and Chief Executive Officer, the Company entered into a letter agreement with Mr. McCann to serve as President and Chief Executive Officer (the “CEO Promotion Letter”). The CEO Promotion Letter provides that commencing on the Transition Date, Mr. McCann will serve as President and Chief Executive Officer of the Company as well as Limbach Facility Services LLC. Mr. McCann’s service on the Board shall, subject to the re-election of Mr. McCann by the stockholders of the Company at the 2024 annual meeting of stockholders at which the Class B directors are subject to re-election, continue to serve as a director through the earlier to occur of the termination of his services as President and Chief Executive Officer of the Company and his earlier death or resignation from the Board.

Mr. McCann will receive an initial annual base salary equal to $600,000, subject to at least annual reviews for increases by the Compensation Committee of the Board, plus a vehicle allowance of $1,000 per month, in each case subject to standard payroll practices of the Company. Mr. McCann will also be eligible to participate in the Company’s annual bonus award program, with a target bonus opportunity equal to 100% of his annual base salary, which shall be based on Mr. McCann’s performance and the Company’s operating results, based upon achievement of the objectives identified by the Compensation Committee of the Board.

On the Announcement Date, Mr. McCann will also receive an award under the Company’s Amended and Restated Omnibus Incentive Plan (as amended, the “OIP”) with an aggregate grant date value equal to $105,562, which will provide for 1/3 of the shares represented by such award to be subject to a time-based restricted stock unit and 2/3 of the shares represented by such award to be subject to a performance-based restricted stock unit. In addition, in 2024, Mr. McCann will be eligible to receive an award under the OIP with a grant date fair value equal to 100% of his then base salary, based on the weighted average price of a share of the Company’s Common Stock on NASDAQ for the ten consecutive trading day window period generally used by the Company for this purpose (the “10-day VWAP”).

Mr. McCann will be eligible to participate in such other employee benefit plans and programs generally available to the Company’s senior executives and consistent with such plans and programs of the Company or its subsidiaries.

If Mr. McCann’s employment is terminated for reasons other than his resignation, death, disability or good cause, before or after a change in control, or he resigns for good reason as of, within twelve months following a change in control, he would be entitled to receive (i) all previously earned and accrued but unpaid base salary up to the date of termination, (ii) a prorated portion of any annual incentive plan payment earned during that year; (iii) severance payments equal to continued payment of his base salary and all health benefits for twelve months and (iv) acceleration of any unvested awards outstanding on the date of the change in control as set forth in the CEO Promotion Letter.

The CEO Promotion Letter contains certain covenants by Mr. McCann, including a non-solicitation and confidentiality agreement.

Mr. McCann has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

This description is qualified in its entirety by reference to the full text of the CEO Promotion Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Appointment of Mr. Sharp to the office of President of Certain Limbach Holdings, Inc. Businesses

Mr. Sharp, 57, has been the Company’s Executive Vice President, Regional Manager since March 2020, in which had oversight for the Midwest region of the Company. Mr. Sharp also ran the Company’s Ohio business unit from August 2005 to March 2020 and served in various capacities at Limbach from 1990 to 2006. Mr. Sharp received his bachelor’s degree in 1988 from Messiah College through a partnership with Temple University in Philadelphia PA, and completed Columbia University’s Senior Executive Management program in 2013. Mr. Sharp has played an active role in the construction industry serving on the board of MCACO Board of Directors and has been a Labor Management Trustee for Local 24 from 2011 through 2021.

In connection with Mr. Sharp’s promotion to the office of President of certain of the Company’s entities, the Company entered into a letter agreement with Mr. Sharp to serve as President of Limbach Company LLC, Limbach Company LP, Jake Marshall LLC and Limbach Facility & Project Solutions LLC (the “Sharp Promotion Letter”) and in such role Mr. Sharp will oversee the day-to-day operations of the aforementioned Limbach entities.

Mr. Sharp will receive an initial annual base salary equal to $446,000, subject to at least annual reviews for increases by the Compensation Committee of the Board, plus a vehicle allowance of $1,000 per month, in each case subject to standard payroll practices of the Company. Mr. Sharp will also be eligible to participate in the Company’s annual bonus award program, with a target bonus opportunity equal to 60% of his annual base salary, which shall be based on Mr. Sharp’s performance and the Company’s operating results, based upon achievement of the objectives identified by the Compensation Committee of the Board.

On the Announcement Date, Mr. Sharp will also receive an award under the OIP with an aggregate grant date value equal to $121,400, which will provide for 1/3 of the shares represented by such award to be subject to a time-based restricted stock unit and 2/3 of the shares represented by such award to be subject to a performance-based restricted stock unit. In addition, in 2024, Mr. Sharp will be eligible to receive an award under the OIP with a grant date fair value equal to 70% of his then base salary, based on the 10-day VWAP.

Mr. Sharp will be eligible to participate in such other employee benefit plans and programs generally available to the Company’s senior executives and consistent with such plans and programs of the Company or its subsidiaries.

If Mr. Sharp’s employment is terminated for reasons other than his resignation, death, disability or good cause, before or after a change in control, or he resigns for good reason as of, within twelve months following a change in control, he would be entitled to receive (i) all previously earned and accrued but unpaid base salary up to the date of termination, (ii) a prorated portion of any annual incentive plan payment earned during that year; (iii) severance payments equal to continued payment of his base salary and all health benefits for twelve and (iv) acceleration of any unvested awards outstanding on the date of the change in control as set forth in the Sharp Promotion Letter.

The Sharp Promotion Letter contains certain covenants by Mr. Sharp, including a non-solicitation and confidentiality agreement.

Mr. Sharp has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

This description is qualified in its entirety by reference to the full text of the Sharp Promotion Letter, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Elevation of Mr. Angerosa to the Senior Management Team

Mr. Angerosa, 46, has been the President of Harper Limbach since July 2020 and prior to that point Mr. Angerosa served as the Company’s Senior Vice President and Branch Manager from May 2018 to July 2020, in which he oversaw the Tampa business unit. Before joining Harper Limbach, Mr. Angerosa worked as a Project Manager and Division Manager with The Poole & Kent Company of Florida, a specialty mechanical and general contractor, from October 1996 to May 2012.

In connection with Mr. Angerosa’s elevation to the senior management team, the Company entered into a letter agreement with Mr. Angerosa to serve as President of Harper Limbach LLC and Harper Limbach Construction LLC (the “Angerosa Promotion Letter”) in such role Mr. Angerosa is responsible for the day-to-day operations of those entities.

Mr. Angerosa will receive an initial annual base salary equal to $350,000, subject to at least annual reviews for increases by the Compensation Committee of the Board, plus a vehicle allowance of $1,000 per month, in each case subject to standard payroll practices of the Company. Mr. Angerosa will also be eligible to participate in the Company’s annual bonus award program, with a target bonus opportunity equal to 50% of his annual base salary, which shall be based on Mr. Angerosa’s performance and the Company’s operating results, based upon achievement of the objectives identified by the Compensation Committee of the Board.

On the Announcement Date, Mr. Angerosa will also receive an award under the OIP with an aggregate grant date value equal to $77,000, which will provide for 1/3 of the shares represented by such award to be subject to a time-based restricted stock unit and 2/3 of the shares represented by such award to be subject to a performance-based stock units. In addition, in 2024, Mr. Angerosa will be eligible to receive an award under the OIP with a grant date fair value equal to 70% of his then base salary, based on the 10-day VWAP.

Mr. Angerosa will be eligible to participate in such other employee benefit plans and programs generally available to the Company’s senior executives and consistent with such plans and programs of the Company or its subsidiaries.

If Mr. Angerosa’s employment is terminated for reasons other than his resignation, death, disability or good cause, before or after a change in control, or he resigns for good reason as of, within twelve months following a change in control, he would be entitled to receive (i) all previously earned and accrued but unpaid base salary up to the date of termination, (ii) a prorated portion of any annual incentive plan payment earned during that year; (iii) severance payments equal to continued payment of his base salary and all health benefits for twelve months and (iv) acceleration of any unvested awards outstanding on the date of the change in control as set forth in the Angerosa Promotion Letter.

The Angerosa Promotion Letter contains certain covenants by Mr. Angerosa, including a non-solicitation and confidentiality agreement.

Mr. Angerosa has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

This description is qualified in its entirety by reference to the full text of the Angerosa Promotion Letter, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Employment Transition Agreement with Charles A. Bacon, III

In connection with the transition, on January 17, 2023, Limbach Facility Services LLC and the Company entered into an employment transition agreement with Mr. Bacon (the “Employment Transition Agreement”), pursuant to which Mr. Bacon will continue in his role as Chief Executive Officer and President of the Company until March 28, 2023 and commencing on the CEO Transition Date will commence service as a special advisor to the Company. Mr. Bacon will continue to serve as a special advisor until the earliest to occur of (i) April 30, 2023, (ii) his death or disability, (iii) the date of Mr. Bacon’s termination of services for good reason, (iv) the date of Mr. Bacon’s termination of services for cause or (v) the date the Company terminates Mr. Bacon’s services for any reason (the “Termination Date”). After the Termination Date, Mr. Bacon will continue to serve as a member of Limbach's Board of Directors until the Company's 2023 annual meeting of stockholders, at which time he will retire from the Board of Directors. During Mr. Bacon’s service on the Limbach Board of Directors in May and June, he will be compensated at a rate of $5,000 per month and receive a 575.5 time-based restricted stock unit award per month of Board service, all of which will vest on the date of the 2023 annual meeting of stockholders.

Upon (x) the termination of Mr. Bacon’s employment (i) at April 30, 2023 and subject to Mr. Bacon’s continued employment through April 30, 2023 in accordance with the Employment Transition Agreement, (ii) due to Mr. Bacon’s death or disability, (iii) by the Company without cause or (iv) by Mr. Bacon for good reason; (y) Mr. Bacon’s execution of a release within 21 calendar days following the Termination Date, and the non-revocation of such release during the seven-day period following execution of such release (the “Release Conditions”); and (z) Mr. Bacon’s compliance in all material respects with his employment agreement and the Employment Transition Agreement, Mr. Bacon will be entitled to the following rights and employment termination benefits:

•	A pro-rata portion of any performance restricted stock units that are held by Mr. Bacon and are outstanding shall remain eligible to vest based on actual performance through the performance period, on an “as if, and when,” earned basis;
•	An annual base salary continuation of $689,0000, payable in accordance with the Company’s normal payroll practice for a one-year period beginning on the first payroll after the date the Release Conditions are met;
•	No later than March 15, 2024, the Company will pay to Mr. Bacon a pro-rata bonus related to his 2023 short-term incentive plan, based on the Company’s actual performance and pro-rated for the period of time from and including January 1, 2023 through and including the Termination Date;
•	Continuation of certain health plans for a period of 12 months following the Termination Date, and eligibility for COBRA thereafter;
•	The Company’s agreement to cooperate and seek continuation of certain other benefits for Mr. Bacon as more fully set forth in the Employment Transition Agreement; and
•	If, prior to the Termination Date, a change in control occurs, then such change in control will have the same effect as it would be treated under Mr. Bacon’s employment agreement in effect prior to the CEO Transition Date.

In addition, Mr. Bacon will be entitled to receive certain accrued benefits payable after the Termination Date, less applicable tax withholding. Mr. Bacon also will receive continued director and officer insurance coverage and indemnification as was originally provided for in his employment agreement. The Employment Transition Agreement also provides for customary covenants, including a non-disparagement clause. The Employment Transition Agreement modifies certain aspects of Mr. Bacon’s employment agreement as more fully set forth in the Employment Transition Agreement. Mr. Bacon is also entitled to reimbursement of his documented fees and expenses of his counsel actually incurred in connection with the review and negotiation of the Employment Transition Agreement up to a cap of $15,000.

This description is qualified in its entirety by reference to the full text of the Employment Transition Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the matters set forth in Item 5.02 of this Current Report on Form 8-K is attached hereto as Exhibit 99.1and is incorporated by reference into this Item 7.01. The information and exhibit contained in this Item 7.01 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Promotion Letter dated January 17, 2023 -Michael M. McCann
10.2	Promotion Letter dated January 17, 2023- Jay Sharp
10.3	Promotion Letter dated January 17, 2023- Nick Angerosa
10.4	Employment Transition Agreement dated January 17, 2023, by and between Limbach Facility Services LLC, Limbach Holdings, Inc. and Charles A. Bacon, III
99.1	Press Release dated January 17, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

By:	/s/ Jayme L. Brooks
Name: Jayme L. Brooks
Title: Executive Vice President and Chief Financial Officer

Dated: January 17, 2023